SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2005

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

NEVADA	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to a Rights Agreement dated as of February 18, 1998 by and between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, one Preferred Stock Purchase Right has been issued with respect to each outstanding share of the Registrant's Common Stock, par value $1.00 per share. The Rights, which are attached to and trade only together with the Common Stock, are not currently exercisable. If any person or entity becomes the beneficial owner of 10% or more of the Common Stock, then, subject to the terms and conditions of the Rights Agreement, each Right (other than Rights held by the 10% stockholder, which will become void) will become exercisable to purchase, for $250, Common Stock having a market value of $500.

On February 24, 2005, the Registrant amended the Rights Agreement to increase the triggering threshold of Common Stock ownership from 10% to 15%. A copy of the Amended and Restated Rights Agreement is attached hereto as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: February 28, 2005	By /s/ Hayward D. Fisk
Hayward D. Fisk
Vice President, General Counsel
and Secretary

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EXHIBIT INDEX

Exhibit

10.1	Amended and Restated Rights Agreement dated as of February 24, 2005 by and between the Registrant and Mellon Investor Services LLC, as Rights Agent

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